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                                                              EXHIBIT 4.9

                       EOP OPERATING LIMITED PARTNERSHIP

                  GLOBAL DEBT WARRANT CERTIFICATE REPRESENTING
                           DEBT WARRANTS TO PURCHASE
                             6.763% NOTES DUE 2008
                              AS DESCRIBED HEREIN

                              _____________________
                                     [FACE]

UNLESS THIS WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY WARRANT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS WARRANT IS EXCHANGED IN WHOLE OR IN PART FOR WARRANTS IN A CERTIFICATED FORM, THIS WARRANT MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

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             EXERCISABLE ONLY IF AUTHENTICATED BY THE DEBT WARRANT
                            AGENT AS PROVIDED HEREIN


NO. 001                                                         DEBT WARRANTS
CUSIP NO.

     This certifies that CEDE & CO. or registered assigns is the registered owner (the "Holder") of the above indicated number of Debt Warrants, each Debt Warrant entitling such Holder to purchase on the Exercise Date (as hereinafter defined) $_____________ principal amount of 6.763% Notes due 2008 (the "Debt Warrant Securities"), a form of which is attached as Exhibit D to the Warrant Agreement (as hereinafter defined), of EOP OPERATING LIMITED PARTNERSHIP (the "Company"), representing $1,000 principal amount of Debt Warrant Securities for each Debt Warrant, issued or to be issued under the Indenture (as hereinafter defined), at the exercise price of 100% of the principal amount (the "Exercise Price").

     The "Exercise Date" means December 15, 1999 unless, in accordance with the Warrant Agreement, dated as of June 15, 1998 (the "Warrant Agreement"), between the Company and State Street Bank and Trust Company, as warrant agent (including any successor thereto, the "Debt Warrant Agent"), the Company notifies all Holders in writing at least five Business Days (as defined in the Warrant Agreement) prior to December 15, 1999 that, based on an opinion of counsel, it is aware of material non-public information with respect to the Company, in which case the Company may postpone such date to January 18, 2000, or, in each case, if such day is not a Business Day, the succeeding Business Day.

     The Holder of this Debt Warrant Certificate may exercise the Debt Warrants evidenced hereby, in whole or in part, upon compliance with and subject to the conditions set forth on the reverse hereof and in the Debt Warrant Agreement.

     Any whole number of Debt Warrants evidenced by this Debt Warrant Certificate may be exercised to purchase Debt Warrant Securities in registered form.

     This Debt Warrant Certificate is issued under and in accordance with the Debt Warrant Agreement and is subject to the terms and provisions contained in the Debt Warrant Agreement, to all of which terms and provisions the Holder of this Debt Warrant Certificate consents by acceptance hereof. Copies of the Debt Warrant Agreement are on file at the corporate trust office of the Debt Warrant Agent.

     The Debt Warrant Securities to be issued and delivered upon the exercise of Debt Warrants evidenced by this Debt Warrant Certificate will be issued under and in accordance with an Indenture, dated as of September 2, 1997, as supplemented by a Supplemental Indenture, dated as of February 9, 1998, and as further supplemented from time to time (the "Indenture"), between the Company and State Street Bank and Trust Company, as trustee (including any successors thereto, the "Trustee") and will be subject to the terms and provisions contained on the reverse hereof and in the Indenture. Copies of the Indenture are on file at the corporate trust office of the Trustee.



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     This Debt Warrant Certificate, and all rights hereunder, may be when surrendered for transfer at the address specified on the reverse hereof by the Holder, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations contained in the Debt Warrant Agreement.

     This Debt Warrant Certificate may be exchanged at the address specified on the reverse hereof for Debt Warrant Certificates representing the same aggregate number of Debt Warrants.

     This Debt Warrant Certificate shall not entitle the Holder to any of the rights of a holder of the Debt Warrant Securities, including, without limitation, the right to receive payments of principal of (or premium, if any) or interest on the Debt Warrant Securities or to enforce any of the covenants of the Indenture.

     Reference is hereby made to the further provisions of this Debt Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Debt Warrant Certificate shall not be valid or obligatory for any purpose until authenticated by the Debt Warrant Agent.




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     IN WITNESS WHEREOF, the Company has caused this Debt Warrant Certificate to be duly executed under its corporate seal.

Dated:   June 15, 1998

                                       EOP OPERATING LIMITED PARTNERSHIP

                                       By:  Equity Office Properties Trust,

                                       as Managing General Partner


                                       By:____________________________________
                                          Name:   Stanley M. Stevens
                                          Title:  Executive Vice President and
                                                  Chief Legal Counsel
Attest:


______________________________________


Authenticated:


STATE STREET BANK AND TRUST COMPANY,
as Debt Warrant Agent



By____________________________________
     Authorized Signatory




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                                   [REVERSE]


     To exercise any Debt Warrants evidenced by this Debt Warrant Certificate, the Holder must (i) deliver an Exercise Notice prior to the close of business on the third Business Day preceding the Exercise Date (the "Determination Date"), which Exercise Notice shall be substantially in the form of Exhibit C to the Warrant Agreement, (ii) pay, by certified check or official bank check, on or prior to the Exercise Date, the Exercise Price for each of the Debt Warrants exercised to the Debt Warrant Agent, at its corporate trust office, initially located at Two International Place, Financial Services, Corporate Trust Department, Boston, Massachusetts 02110, or at its corporate trust window, initially located at 61 Broadway, Concourse level, New York, New York 10006, which payment should specify the name of the Holder of this Debt Warrant Certificate and the number of Debt Warrants exercised by such Holder and (iii) deliver this Debt Warrant Certificate to the Debt Warrant Agent at either of the addresses specified above on or prior to the Exercise Date. After the close of business on the Determination Date, unexercised Debt Warrants shall become void.




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                  ASSIGNMENT FORM AND CERTIFICATE OF TRANSFER

     To assign this Debt Warrant, fill in the form below:

     (I)  or (we) assign and transfer this Debt Warrant to

________________________________________________________________________________
    (Insert assignee's social security or tax identification number, if any)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

     Your signature:____________________________________________________________
     (Sign exactly as your name appears on the other side of this Debt Warrant)

     Date:_______________________________________

     Signature Guarantee:*_________________________________________________

     In connection with any transfer of any of the Debt Warrants evidenced by this Debt Warrant Certificate occurring prior to the date that is two years (or such shorter period as may then be applicable under Rule 144(k) of the United States Securities Act of 1933, as amended (the "Securities Act") (or any successor provision)), after the later of the date of original issuance of such Debt Warrants and the last date, if any, on which such Debt Warrants were owned by the Company or any affiliate of the Company, the undersigned confirms that this Debt Warrant Certificate is being transferred:

     CHECK ONE BOX BELOW

     (1)  to the Company or a subsidiary thereof; or

     (2) to a "qualified institutional buyer" pursuant to and in compliance with Rule 144A under the Securities Act; or

     (3) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act; or

     (4) pursuant to an effective registration statement under the Securities Act; or

     (5) pursuant to another available exemption from the registration requirements of the Securities Act.

     Unless one of the boxes is checked, the Debt Warrant Agent will refuse to register this Debt Warrant Certificate in the name of any person other than the Holder hereof; provided, however, that (i) if box (3) is checked, the transferee shall deliver a letter in the form of Annex A to the Debt Warrant Agreement to the Debt Warrant Agent and (ii) if box (5) is checked, the Company may require, prior to registering any transfer of this Debt Warrant Certificate, such certifications, legal opinions and/or other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to the exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.




____________________________________________
       *Signature must be guaranteed by a commercial bank, trust company or member firm or a major stock exchange




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